GODFREY & KAHN, S.C.
                             780 North Water Street
                          Milwaukee, Wisconsin  53202
                   TEL:  (414) 273-3500   FAX:  (414)273-5198


                                  June 7, 2000



Board of Directors
Strong Income Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Board of Directors
Strong International Income Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Gentlemen:

We have been requested to render this opinion concerning certain matters of federal income tax law in connection with the proposed acquisition of all or substantially all of the assets (the "Global Bond Fund Assets") of Strong Global High-Yield Bond Fund (the "Global Bond Fund"), a series of Strong International Income Funds, Inc. ("SIIF"), a corporation organized and existing under the laws of the State of Wisconsin, by Strong High-Yield Bond Fund (the "Bond Fund"), a series of Strong Income Funds, Inc. ("SIF"), a corporation organized and existing under the laws of the State of Wisconsin, in exchange for Investor Class shares of the Bond Fund ("Bond Fund Shares") equal in value to the Global Bond Fund Assets pursuant to the applicable corporate laws of the State of Wisconsin (the "Asset Acquisition"), and in accordance with that certain Agreement and Plan of Reorganization between the Global Bond Fund and the Bond Fund for the Asset Acquisition dated as of June 7, 2000 (the "Agreement").
Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code"). We have acted as counsel to both SIIF and SIF in connection with the Asset Acquisition. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times including on the anticipated Closing Date, of the statements, covenants, conditions, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

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1.     The Agreement;
2. The Registration Statement of the Bond Fund on Form N-14 as filed with the Securities and Exchange Commission on June 7, 2000 (the "Registration Statement");
3. Certificates of certain officers of SIF and SIIF as to the satisfaction of various conditions for the Asset Acquisition under the Agreement; and
4. Such other instruments and documents related to the formation, organization and operation of the Bond Fund and the Global Bond Fund or the consummation of the Asset Acquisition and the transactions contemplated thereby as we have deemed necessary or appropriate.
In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof) that:
1. Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents or the forms thereof included in the Registration Statement, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and
2. The Asset Acquisition will be consummated pursuant to the Agreement and as described in the Registration Statement.
Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes:
(a) The transfer to the Bond Fund of all or substantially all of the assets of the Global Bond Fund in exchange solely for Bond Fund Shares and the assumption by the Bond Fund of all of the liabilities of the Global Bond Fund, followed by the distribution of Bond Fund Shares to Global Bond Fund shareholders in exchange for their shares of the Global Bond Fund in complete liquidation of the Global Bond Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Bond Fund and the Global Bond Fund will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code.

     (b) In accordance with Section 361(a) of the Code, no gain or loss will be recognized by the Global Bond Fund upon the transfer of the Global Bond Fund Assets to the Bond Fund in exchange for Bond Fund Shares and the assumption by the Bond Fund of liabilities of the Global Bond Fund or upon the distribution (whether actual or constructive) of the Bond Fund Shares to the Global Bond Fund's shareholders in exchange for their shares of the Global Bond Fund under Section 361(c) of the Code.

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     (c)     In accordance with Section 362(b) of the Code, the basis of the assets of the Global Bond Fund in the hands of the Bond Fund will be the same as the basis of such assets of the Global Bond Fund immediately prior to the transfer.

     (d) The holding period of the assets of the Global Bond Fund in the hands of the Bond Fund will include the period during which such assets were held by the Global Bond Fund.

     (e) Under Section 1032 of the Code, no gain or loss will be recognized by the Bond Fund upon the receipt of the assets of the Global Bond Fund in exchange for Bond Fund Shares and the assumption by the Bond Fund of the liabilities of the Global Bond Fund.

     (f) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the Global Bond Fund shareholders upon the receipt of Bond Fund Shares solely in exchange for their shares of the Global Bond Fund as part of the transaction.

     (g) In accordance with Section 358 of the Code, the basis of the Bond Fund Shares received by the Global Bond Fund shareholders will be the same as the basis of the shares of the Global Bond Fund exchanged therefor.

     (h) In accordance with Section 1223 of the Code, the holding period of Bond Fund Shares received by the Global Bond Fund shareholders will include the holding period during which the shares of the Global Bond Fund exchanged therefor were held, provided that at the time of the exchange the shares of the Global Bond Fund were held as capital assets in the hands of the Global Bond Fund shareholders.

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:
1. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from asserting a contrary position. No ruling has been or will be requested from the Internal Revenue Service concerning the federal income tax consequences of the Asset Acquisition. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, may adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.
2. Our opinion concerning certain of the federal tax consequences of the Asset Acquisition is limited to the specific federal tax consequences presented above. No opinion is expressed as to any transaction other than the Asset Acquisition, including any transaction undertaken in connection with the Asset Acquisition. In addition, this opinion does not address any other federal, estate, gift, state, local or foreign tax consequences that may result from the Asset Acquisition.
3. No opinion is expressed if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without

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waiver or breach of any material provision thereof or if all of the representations, warranties, covenants, conditions, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties, covenants, conditions or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.
4. This opinion is being delivered solely for the purpose of satisfying the requirements set forth in Section 8.6 of the Agreement. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto and further consent to the use of our name in the Registration Statement or any amendment thereto wherever it appears.
                                            Very truly yours,
                                           /s/  Godfrey & Kahn, S.C.
                                             GODFREY & KAHN, S.C.


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